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Exhibit 99.1

Written Statement of Co-Chief Executive Officers and Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

        The undersigned, the Co-Chief Executive Officers and the Chief Financial Officer of Regal Entertainment Group, a Delaware corporation (the "Company"), each hereby certifies that, to his/her knowledge on the date hereof:

  (a)
  the Form 10-K of the Company for the fiscal year ended December 26, 2002 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (b)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ MICHAEL L. CAMPBELL Michael L. Campbell Co-Chief Executive Officer March 26, 2003
/s/ KURT C. HALL Kurt C. Hall Co-Chief Executive Officer March 26, 2003
/s/ AMY E. MILES Amy E. Miles Chief Financial Officer March 26, 2003

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  Exhibit 99.1